UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       July 15, 2010

SEACHANGE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code:       (978) 897-0100

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Election of Director

On July 15, 2010, upon the recommendation of the Corporate Governance and Nominating Committee of SeaChange International, Inc. (“SeaChange”), the Board of Directors of SeaChange (the “Board”) elected Raghu Rau as a Class III Director of SeaChange (with a term to expire at the 2011 annual meeting of stockholders) and appointed Mr. Rau as a member of the Compensation Committee of the Board.

On June 3, 2010, SeaChange entered into an agreement (the “Ramius Agreement”) with Ramius Value and Opportunity Master Fund Ltd., funds managed by it and certain of its affiliates including Ramius LLC (collectively, “Ramius”), as further described in the Current Report on Form 8-K filed by SeaChange with the Securities and Exchange Commission on June 3, 2010.
Pursuant to the Ramius Agreement, SeaChange agreed to elect Mr. Rau to the Board to serve as a Class III Director.  Ramius agreed to withdraw the letter previously submitted to SeaChange nominating two members to the Board and to support the proposals supported by SeaChange being put to a vote of stockholders at the 2010 annual meeting of stockholders.  Ramius also agreed that if, at any time prior to the conclusion of the 2011 annual meeting of stockholders, Ramius were to own less than three percent (3.0%) of SeaChange’s outstanding common stock, Mr. Rau would resign from the Board and Ramius would lose its director election rights under the Ramius Agreement with respect to the seat previously held by Mr. Rau.

As a non-employee director, Mr. Rau is entitled to compensation and reimbursement of certain expenses pursuant to SeaChange’s director compensation policies described on page 15 of the Proxy Statement on Schedule 14A filed by SeaChange with the Securities and Exchange Commission on June 4, 2010.  In accordance with such policies, upon his election to the Board, the Compensation Committee of the Board granted Mr. Rau restricted stock units for 18,000 shares of Common Stock, $.01 par value, of SeaChange, to be vested at the rate of 33.33% on each of the first and second anniversary of July 15, 2010, with the balance to be vested on the third anniversary of July 15, 2010.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of SeaChange was held on July 15, 2010, at which the stockholders voted on the following matters:

1.	The election of three (3) members (Thomas F. Olson, Carlo Salvatori and Edward Terino) to SeaChange’s Board of Directors, each to serve for a three-year term as a Class II Director; and

2.	The ratification of the appointment of Grant Thornton LLP, SeaChange’s independent registered public accounting firm.

Voting results were as follows:

	Votes For	Votes Withheld	Broker Non-votes

Election of Thomas F. Olson	20,659,860	248,349	5,921,119

Election of Carlo Salvatori	20,710,384	197,825	5,921,119

Election of Edward Terino	20,375,077	533,132	5,921,119

	Votes For	Votes Against	Abstained	Broker Non-votes

Ratification of appointment of independent registered public accounting firm	26,789,494	32,661	7,173	N/a

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

	By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: July 16, 2010